UNITED STATES

SECURITIES AND EXCHA NGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Cytomedix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTOMEDIX, INC.

Notice of Special Meeting of Shareholders and Proxy Statement

Special Meeting to be held on June 9, 2014, 11 a.m. EDT

at Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

Dear Shareholder:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Cytomedix, Inc. is to be held on June 9, 2014, at 11 a.m. EDT. The meeting will be held at our offices at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, for the following purposes:

1.          To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 425,000,000 and the number of authorized shares of capital stock from 215,000,000 to 440,000,000;

2.          To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the authorized and outstanding shares of the Company’s common stock, at one of reverse stock split ratios, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, as determined by the Board of Directors in its sole discretion, prior to June 30, 2015, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange;

3.          To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 2 above; and

4.          To approve an amendment to the Cytomedix, Inc. 2013 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 3,000,000 to 18,000,000 shares.

All shareholders are cordially invited to attend the Special Meeting; however, only shareholders of record at the close of business on April 16, 2014 ("Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company, but will be closed at least ten days immediately preceding the Special Meeting. The list will also be available for the examination of any shareholder of record present at the Special Meeting. The Special Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

The Board of Directors recommends that you vote FOR Proposals 1-4. We appreciate your continued support and look forward to seeing you at the meeting in June.

Sincerely,

/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer, Director

April    , 2014

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. You may also vote your shares by telephone voting which is explained in further detail on your proxy card. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on June 9, 2014

Electronic copies of this proxy statement and proxy card for the Special Meeting of Shareholders are available to you at http://www.proxyvote.com. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Special Meeting of its shareholders to be held on June 9, 2014, at the corporate offices of Cytomedix in Gaithersburg, MD at 11 a.m. EDT, and at any adjournments or postponements of the Special Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms "Cytomedix," "Company," "we," or "our" refer to Cytomedix, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of Cytomedix, is seeking your affirmative vote for the following:

1.          To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 425,000,000 and the number of authorized shares of capital stock from 215,000,000 to 440,000,000;

2.          To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the authorized and outstanding shares of the Company’s common stock, at one of reverse stock split ratios, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, as determined by the Board of Directors in its sole discretion, prior to June 30, 2015, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange;

3.          To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 2 above; and

4.          To approve an amendment to the Cytomedix, Inc. 2013 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 3,000,000 to 18,000,000 shares.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Special Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the "stockholder of record" with respect to those shares. The proxy materials have been sent directly to you by us. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

Who can vote?

You can vote at the Special Meeting in all matters properly brought before the Special Meeting if, as of the close of business on the record date, you were a holder of record of our common stock. On the record date, there were issued and outstanding 121,353,733 shares of common stock.

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How do I vote? What are the Board's recommendations?

Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote in person. You may vote by telephone by using the toll-free number 1-800-690-6903 and following the instructions on your proxy card.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	FOR an amendment to our Certificate of Incorporation to authorize an increase in capital stock (Proposal 1)
•	FOR an amendment to our Certification of Incorporation to authorize the Board to effect a reverse stock split in its discretion at a Board determined ratio, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange (Proposal 2)
•	FOR authorization for the Board to abandon any reverse stock split under Proposal 2 (Proposal 3)
•	FOR an amendment to the 2013 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan (Proposal 4)

The Special Meeting has been called to consider Proposals set forth in the Notice and described above. Under Delaware law and our bylaws, business transacted at the Special Meeting must be confined to such Proposals.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.
2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Special Meeting that you are revoking your proxy.
3.	You may vote in person at the Special Meeting.

If you hold shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting that firm.

What constitutes a quorum for the Special Meeting?

In order for any business to be conducted at the Special Meeting, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be adjourned or postponed by those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

What vote is required to take action?

Proposal 1 (the Charter Amendment) requires the affirmative vote of a majority of our outstanding shares entitled to vote on such proposal; Proposal 2 (the Reverse Stock Split Authorization) requires the affirmative vote of a majority of our outstanding shares entitled to vote on such proposal; Proposal 3 (the Authority to Abandon the Reverse Stock Split Authorization) requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal; and Proposal 4 (the 2013 Plan Amendment) requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal.

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If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. Any abstentions will have the effect of a vote against each of Proposals 1 and 2, but will have no effect on Proposals 3 and 4. Any “broker non-votes” (shares held by brokers or nominees as to which they have discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have the effect of a vote against each of Proposals 1 and 2, but will have no effect on Proposals 3 and 4.  The passage of these Proposals are not dependent or contingent upon each other and each Proposal is to be considered and voted upon by our shareholders as a separate proposal requiring a separate vote.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. Except as described below, we will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies. In addition to mailing proxy solicitation material, our management, employees and agents also may solicit proxies in person, by telephone, or by other electronic means of communication. We have retained Alliance Advisors, LLC to assist us in soliciting proxies and agreed to pay Alliance Advisors a $7,000 fee, plus expenses, for its services in connection with the Special Meeting.

Are there any dissenters' rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 and our telephone is (240) 499-2680.

How can I obtain additional information about Cytomedix?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

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Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of our common stock as of the record date by all those known by the Company to be beneficial owners of more than five percent of its common stock. This table is prepared in reliance upon beneficial ownership statements filed by such shareholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name of Beneficial Owner	Beneficial	Percent of
	Ownership (1)	Class (1)
Aldagen Holdings, LLC	14,029,927 (2)	11.5%
John Paul DeJoria	9,354,902 (3)	7.6%
Charles E. Sheedy	8,148,631 (4)	6.6%
Anson Investments Master Fund LP	8,471,392 (5)	6.8%

(1)	Percentage ownership is based upon 121,353,733 shares of common stock issued and outstanding as of April 16, 2014. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant. The table does not include shares of our common stock issuable upon conversion of the Deerfield notes and warrants issued pursuant to the terms of the March 31, 2014 Facility Agreement as discussed in detail in Proposal 1 below. The Deerfield notes and associated warrants include limitations that prevent the holder of such securities from acquiring shares of the Company’s common stock upon conversion or exercise that would result in the number of shares beneficially owned by it and its affiliates to exceed 9.98% of the total number of shares of our common stock then issued and outstanding.

(2)	Based on the Company’s records, Aldagen Holdings, LLC’s beneficial ownership of the Company’s securities includes 13,708,519 shares of Common stock and 321,408 shares of Common stock issuable upon exercise of warrants held by Aldagen Holdings. Mailing address for Aldagen Holdings is 4101 Lake Boone Trail, Suite 300, Raleigh NC 27607.

(3)	Based on the Company’s records, Mr. DeJoria’s beneficial ownership of the Company’s securities includes 7,366,085 shares of Common stock and 1,988,817 shares of Common stock issuable upon exercise of warrants and held by Mr. DeJoria. Mailing address for Mr. DeJoria is 1888 Century Park East, Suite 1600, Century City CA 90067.

(4)	Based on the Company’s records, Mr. Sheedy’s beneficial ownership of the company’s securities includes 6,556,318 shares of Common stock and 1,592,213 shares of Common stock issuable upon exercise of warrants held by Mr. Sheedy. Mailing address for Mr. Sheedy is Two Houston Center, 909 Fannin Street, Suite 2907, Houston TX 77010.

(5)	Based on the Company’s records and information solely taken from Schedule 13G filed with the SEC on April 9, 2014. The filing reflects Frigate Ventures LP (“Frigate”), Admiralty Advisors LLC (“Admiralty”), Mr. Bruce R. Winson, M5V Advisors Inc. (“M5V”), Mr. Adam Spears and Mr. Moez Kassam as Reporting Persons. The Schedule 13G filing relates to the Company’s securities purchased by Anson to which Frigate and M5V serve as co-investment advisors. Frigate and M5V serve as co-investment advisors to the Fund and may direct the vote and disposition of 8,452,725 shares so held. As the principal of Frigate and Admiralty, Mr. Winson may direct the vote and disposition of 8,452,725 shares so held by the entity. Mr. Spears and Mr. Kassam, each as a director of M5V, may direct the vote and disposition the 8,452,725 shares so held by the entity. As reported, mailing address for Frigate, Admiralty and Mr. Winson is 5950 Berkshire Lane, Suite 210, Dallas, Texas 75225; for M5V, Mr. Spears and Mr. Kassam - 111 Peter Street, Suite 904, Toronto, ON M5V 2H1.

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Security Ownership of Management

The following table sets forth information regarding the ownership of our common stock as of the record date: (i) each director; (ii) each of the named executive officers; and (iii) all executive officers and directors of the Company as a group.

Name of	Beneficial		Percent of
Beneficial Owner	Ownership(1)		Class(1)
Peter A. Clausen	459,208	(2)	*
Joseph Del Guercio	1,621,833	(3)	1.3%
Edward L. Field	423,000	(4)	*
Lyle A. Hohnke	551,665	(5)	*
David E. Jorden	7,506,179	(6)	6.2%
Stephen N. Keith	216,665	(7)	*
Richard S. Kent	3,157,793	(8)	2.6%
Mark T. McLoughlin	422,501	(9)	*
Martin P. Rosendale	1,181,522	(10)	*
Steven A. Shallcross	200,000	(11)	*
Dean E. Tozer	100,000	(12)	*
C. Eric Winzer	216,665	(13)	*
Group consisting of executive officers and directors	16,057,031		12.7%

*	Less than 1%.

(1)	Percentage ownership is based upon 121,353,733 shares of common stock issued and outstanding as of April 16, 2014. For purposes of determining the amount of securities beneficially owned, share amounts include all Common stock owned outright plus all shares of Common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Unless otherwise indicated, the mailing address of all persons named in this table is: c/o Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg MD 20877.

(2)	Chief Science Officer of the Company. Includes 263,317 shares Mr. Clausen may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and warrants.

(3)	Independent director of the Company. Includes 1,143,770 shares of the Company’s Common stock owned directly by CNF Investments II, LLC (“CNF”). The individual managing members (collectively, the “CNF Member Managers”) of CNF are Joseph Del Guercio and Robert J. Flanagan. CNF and CNF Member Managers may share voting and dispositive power over the shares directly held by CNF. Mr. Del Guercio is Managing Director of CNF. He disclaims beneficial ownership of such securities. Also includes 405,563 shares issuable upon exercise of the warrant also held by CNF and 72,500 shares Mr. Del Guercio may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan. Mailing address for CNF is 7500 Old Georgetown Road, Suite 620, Bethesda MD 20814.

(4)	Chief Operating Officer of the Company. Includes 423,000 shares Mr. Field may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan.

(5)	Independent director of the Company. Includes 551,665 shares Mr. Hohnke may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.

(6)	Executive Chairman of the Board of the Company. Includes 601,179 shares Mr. Jorden may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and warrants.

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(7)	Independent director of the Company. Includes 216,665 shares Dr. Keith may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.

(8)	Independent director of the Company. Includes (i) 1,233,738 shares and 244,305 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VI, L.P. (“ISP VI”), which shares are indirectly held by Intersouth Associates VI, LLC (“ISA VI”), as general partner of ISP VI, and each of the individual managing members of ISA VI, and (ii) 1,233,740 shares and 373,510 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VII, L.P. (“ISP VII”), which shares are indirectly held by Intersouth Associates VII, LLC (“ISA VII”), as general partner of ISP VII, and each of the individual managing members of ISA VII. The individual managing members of ISA VI and ISA VII are Mitch Mumma and Dennis Dougherty. Member Managers may share voting and dispositive power over the shares directly held by such entities. Dr. Kent is a member of ISA VI and ISA VII, respectively; he is also the general partner of ISP VI and ISP VII, respectively. Also includes 72,500 shares Mr. Kent may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan. Mailing address for all affiliated entities is 102 City Hall Plaza, Suite 200, Durham NC 27701.

(9)	Independent director of the Company. Includes 402,500 shares Mr. McLoughlin may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.

(10)	Chief Executive Officer of the Company. Includes 977,373 shares Mr. Rosendale may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and warrants.

(11)	Chief Financial Officer of the Company. Includes 200,000 shares Mr. Shallcross may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan.

(12)	Appointed the Company’s Executive Vice President and Chief Commercial Officer on March 31, 2014 commencing as of April 1, 2014. Upon execution of his Employment Agreement with the Company, Mr. Shallcross received a grant of stock options under the Company’s 2013 Equity Incentive Plan to purchase 1,540,800 shares of the Company’s Common stock, vesting in equal installments over three years after the issuance date of April 8, 2014, such that 513,600 shares vested on April 8, 2015 and 513,600 shares each shall vest on April 8, 2016 and April 8, 2017.

(13)	Independent director of the Company. Includes 216,665 shares Mr. Winzer may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.

****************

Proposal 1

To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 425,000,000 and the number of authorized shares of capital stock from 215,000,000 to 440,000,000.

General

Our Board of Directors unanimously approved and recommended for adoption by the shareholders the following amendment to our Certificate of Incorporation (the “Charter Amendment”), whereby the first sentence in paragraph four of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“The authorized capital stock of the Corporation shall consist of 440,000,000 shares of capital stock, of which 425,000,000 shares shall be Common Stock, with a par value of $.0001 per share, and 15,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share.”

This Proposal 1 is to approve the Charter Amendment; however, as discussed below, we do not seek shareholder approval relating to any issuance of shares of common stock. If Proposal 1 is approved, the Board will file the Charter Amendment with the Secretary of State of Delaware. The increase in our authorized capital will become effective on the date of filing.

Background and Reasons for the Proposed Amendment

As of April 16, 2014, we had 200,000,000 shares of our common stock authorized, of which, 121,353,733 shares were issued and outstanding, 73,312,963 shares were reserved for issuance for future exercises of options and warrants, and 15,000,000 shares of preferred stock, of which, no shares were issued and outstanding. The Charter Amendment would increase the number of shares of our common stock that the Company is authorized to issue from 200,000,000 to 425,000,000 shares of common stock. The par value of our common stock will not be affected by the Charter Amendment.

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On March 31, 2014, Cytomedix and Deerfield Management Company, L.P. (“Deerfield”) entered into a Facility Agreement (the “Facility Agreement”), under which agreement, Deerfield agreed to provide to Cytomedix with a convertible credit facility in an amount of up to $35 million. The Deerfield facility is structured as a purchase of 5.75% senior secured convertible notes, payable quarterly in arrears in cash or, at our election after the Second Draw (as discussed below), registered shares of our common stock, subject to certain limitations.

The first $9 million of the proceeds of the Deerfield facility were disbursed to us at closing on March 31, 2014 (the “First Draw”). At the time of the closing of the First Draw, we issued to Deerfield warrants to purchase 25,115,384 shares of our common stock at the exercise price of $0.52 per share, subject to adjustments. These seven-year warrants also contain certain limitations that prevent the holder of such warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates to exceed 9.98% of the total number of shares of our common stock then issued and outstanding.

The remaining $26 million under the Deerfield facility (the “Second Draw”) will be disbursed to us following the approval and authorization by our shareholders of this Proposal 1 to increase our authorized common stock of the Company (the “Share Authorization Event”) and the Company’s compliance with other customary conditions and covenants under the Facility Agreement. At the time of the Second Draw, if any, we will issue to Deerfield additional warrants to purchase 67,500,001 shares of our common stock also at the exercise price of $0.52. Such warrant will contain the same provisions as the March 31, 2014 Deerfield warrants, including the limitations that prevent the holder of such warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates to exceed 9.98% of the total number of shares of our common stock then issued and outstanding.

At any time after the Share Authorization Event, Deerfield will have the right, subject to 9.98% beneficial ownership limitation, to convert the principal amount of the Deerfield facility into shares of our common stock of the Company at a conversion price of $0.52 per share. The maximum number of shares of our common stock that can be issued pursuant to the conversion of the Deerfield facility, assuming the Second Draw, is 67,307,692 shares. The maximum number of shares of our common stock that can be issued pursuant to the terms of the Deerfield warrants, assuming the issuance of the additional warrants upon the occurrence of the Second Draw on the facility, is 92,615,385 shares.

We also entered into a Registration Rights Agreement dated March 31, 2014 with Deerfield under which we agreed to file a registration statement to register the resale of the Deerfield note conversion shares and the warrant shares of our common stock following the Share Authorization Event.

In connection with the Deerfield financing, certain of our existing stockholders, representing approximately 30% of the shares of our outstanding securities entitled to vote at this Special Meeting, entered into Voting Agreements pursuant to which they agreed to vote their shares of our common stock in favor of this Proposal 1 (as well as Proposals 2 and 4 included in this proxy statement). Under the terms of these Voting Agreements, these shareholders retained the right to terminate their respective commitments to vote their shares as noted above upon the occurrence of certain events generally referred to as the Termination Event. The term “Termination Event” means that (i) within 90 days of the closing on the First Draw on the Deerfield facility, the primary efficacy endpoint of the Company’s ALD-401 RECOVER Stroke Trial (as referenced in the Facility Agreement) is met and is publicly announced and no major safely signals or issues attributable to ALD-401 are identified, and (ii) the 5-day average VWAP for our common stock for the 5 days following such announcement is at least 150% of the five day average VWAP for the 5 days immediately prior to the same announcement.

In the event that: (i) the Second Draw on the Deerfield facility has not occurred by July 29, 2014 or (ii) our shareholders do not approve this Proposal 1, Deerfield will be entitled, at its election after such event, to a cash payment equal to the greater of: (i) then outstanding principal amount under the Facility Agreement plus all interest accrued and unpaid thereunder and the Yield Enhancement Payment (as defined below) (the “Cash Payment”), or (ii) an amount equal to the Cash Payment multiplied by the ratio of the average of the daily volume weighted average sale price of our common stock (the “Average VWAP”) for each of the 5 trading days prior to the Share Authorization Event divided by the conversion price of $0.52 per share. The term “Yield Enhancement Payment” refers to a payment of 3% of the principal amount of the Deerfield facility drawn, in shares of our common stock at the conversion price of $0.52 per share, or, at Deerfield’s election, in cash, if such shares of our common stock are otherwise not available for issuance.

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Also, in the event our shareholders do not approve this Proposal 1 and either (i) a Stroke Trial Price Event (as described below) has not occurred, or (ii) our shareholders, within 100 days of such Stroke Trial Price Event, do not approve a proposal to authorize an increase of our authorized common stock to cover conversion or exercise of the then outstanding Deerfield notes under the Facility Agreement and associated warrants, then Deerfield, in its sole discretion, may require us to pay, in cash, an amount equal to the greater of (i) the Cash Payment, or (ii) an amount equal to the product of (1) the Cash Payment divided by the Conversion Price and (2) the Average VWAP for the 5 trading days prior to our shareholders’ not approving this Proposal 1. Therefore, if this Proposal 1 is not approved, we may (but are not required) bring the same proposal at another meeting of our shareholders, annual or special, seek and obtain such approval. As such, our failure to receive approval of this proposal will require us to incur the costs of holding additional shareholder meetings.  The “Stroke Trial Price Event” would occur if (i) the Average VWAP for the 5 trading day period preceding the announcement of the results of this Special Meeting of our shareholders is at least $1.04, (ii) the public announcement of the clinical results of the ALD 401 RECOVER Stroke Trial occurs no later than June 29, 2014 and the average VWAP of our stock price for the 5 day period immediately after the public announcement of the results of the trial is at least 50% greater than the average VWAP for the 5 day period immediately before the announcement of such results, (iii) the primary efficacy endpoint of the RECOVER Stroke Trial is met in the modified intent to treat population and no major safety signals or issues attributable to ALD-401 were identified; and (iv) our shareholders failed to approve this Proposal 1.

We are not seeking shareholder approval of the Deerfield financing as it has closed as of March 31, 2014. If the proposed Charter Amendment is not authorized and Proposal 1 is not approved by our shareholders, we will not be able to complete the Second Draw under the Facility Agreement, as described above, and Deerfield will remain the holder of the Senior Secured Promissory Notes and Warrants described above until and unless our shareholders approve a Charter Amendment to accommodate these exercises and conversions in the future.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Capital

Except for the foregoing, we do not have any plans to issue any shares of our common stock. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized but unissued shares of common stock may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed in this Proposal 1, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

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As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Vote Required and Board Recommendation

The passage of this Proposal 1 requires the affirmative vote of a majority of our outstanding shares. Our Board recommends a vote FOR this Proposal.

Proposal 2

To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the authorized and outstanding shares of the Company’s common stock, at one of reverse stock split ratios, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, as determined by the Board of Directors in its sole discretion, prior to June 30, 2015, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange.

On April 8, 2014, our Board has considered, deemed advisable, and adopted resolutions approving and recommending to our shareholders for their approval a proposed amendment to our Certification of Incorporation to effect a reverse stock split of the outstanding shares of our common stock at one of reverse stock split ratios, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, as may be determined by the Board in its sole discretion. If approved by our shareholders, the Board would be permitted and authorized (but not required) to effect a reverse stock split of our common stock at any one of these reverse stock split ratios (or no reverse stock split ratio at all) and to file with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation, as amended to date, effecting such reverse stock split, which would be filed at such time as our Board deems appropriate. If this Proposal 2 is approved, no further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by shareholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split including the final reverse stock split ratio, as determined by the Board. Depending on the ratio for the reverse stock split determined by the Board, a certain number of shares of existing common stock (depending on the reverse split), as determined by the Board, will be combined into one share of common stock. The number of shares of common stock authorized, issued and outstanding will also be reduced, depending upon the reverse stock split ratio determined by the Board.

The Board believes that shareholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. The amendment to our Certificate of Incorporation that is filed to effect the reverse stock split, if any, will include only the reverse split ratio determined by the Board to be in the best interests of shareholders and all of the other proposed amendments at different ratios will be abandoned. The reverse stock split, if approved by our shareholders, would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of this filing will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and shareholders. In addition, the Board reserves the right (as discussed in Proposal 3 of this proxy statement), notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with reverse stock split if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its shareholders to proceed with the split.

The form of proposed amendment to the Company’s Certificate of Incorporation, as amended to date, is provided as Appendix A to this Proxy statement.

Discussion of the Reasons for the Proposed Reverse Split of Our Common Stock

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Our common stock is currently quoted on the OTCQX under the trading symbol “CMXI”. From June 2005 through January 2011, our common stock had been listed on the NYSE Amex (now NYSE MKT) under the symbol “GTF”. The following table sets forth, the high and low bid prices of our common stock for the four quarters of 2013 and 2012. The bid prices quoted on the OTCQX reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions. On April 16, 2014 the closing price for our common stock was $0.59 per share.

Quarter ended	High	Low
December 31, 2013	$0.68	$0.33
September 30, 2013	$0.50	$0.37
June 30, 2013	$0.53	$0.43
March 31, 2013	$0.77	$0.48
December 31, 2012	$0.93	$0.57
September 30, 2012	$1.80	$0.83
June 30, 2012	$2.32	$1.26
March 31, 2012	$1.54	$1.01

One of the NYSE MKT and The NASDAQ Stock Market (“NASDAQ”) initial listing requirements is that the bid price of an applicant’s common stock is at a specified minimum per share and that, after listing, for an issue to be eligible for continued listing, it may not appear that the aggregate market value of our common stock has become so reduced as to make further dealings on the NYSE MKT or NASDAQ inadvisable.

Our Board feels that we are at the threshold for re-listing on a national stock exchange, provided we can achieve and maintain the required minimum per share bid price. Our Board recommends that the interest of the shareholders may be best served by a reverse split in order to increase the common stock bid price. We believe that the reverse stock split along with results of growth and operations could be a substantial basis for achieving the stock bid price necessary for a national stock exchange listing. However, there is no assurance that our stock price will achieve the minimum bid price amount and that our stock price will continue to meet the minimum requirement for continued listing.

Because the current worldwide and United States financial situation is volatile, future economic prediction is uncertain. Because of this uncertainty, our Board is not able to predict the stock bid price at the effective date of the reverse split, if and when one is effected by the Board in its discretion. Our Board feels that it is in the best interests of the shareholders that a reverse stock split ratio and effective date are not set at this time, but rather that the Board has the authority to consider and implement a ratio out of a range of approved reverse stock split ratios and an effective date deadline that it can use to the best advantage of the Company. This is the reasoning as to why the Board set the reverse split limitations to effect the reverse stock split at ratios set forth in the ranges as provided in this Proposal 2, to be determined by the Board in its sole discretion.

In order to successfully re-list on a national securities exchange, the Company will also need to comply with additional quantitative (shareholders’ equity, size of shareholder base, market value of securities, size of the public float, number of market makers, etc.) and qualitative (corporate governance, director independence, Board and Audit Committee composition, etc.) initial listing requirements and to continue meeting such requirements on an ongoing, continuous basis. The Company will only apply for an initial listing on a national securities exchange if and to the extent it believes it meets all applicable initial listing requirements.

However, there is no assurance that we will be able to maintain such compliance with all requisite continued listing criteria.

Mechanics of the Proposed Reverse Stock Splits

 If our shareholders approve this Proposal 2, upon the filing of documentation with the Secretary of State of the State of Delaware, Financial Industry Regulatory Authority (FINRA) and our stock transfer agent, a particular reverse stock split ratio to be determined and effected by the Board will become effective. After the reverse stock split becomes effective, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

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The reverse stock split, if and when effected, would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of our shareholders receiving cash in lieu of a fractional share. As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split shareholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. The other principal effects of the reverse stock split will be that:

•	the number of authorized, issued and outstanding and treasury shares of our common stock will be reduced proportionately based on the final reverse stock split ratio of the proposed range, as determined by the Board;
•	based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units (including restricted stock units and performance stock units) will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;
•	the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under our equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and
•	in addition, the reverse stock split will likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Although the number of outstanding shares of our common stock would decrease following the proposed reverse stock split, our Board does not intend for the reverse stock split to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Fractional Shares

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, shareholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

No transaction costs will be assessed on shareholders for the cash payment. Shareholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective time of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either purchasing a sufficient number of shares of our common stock; or if you have shares of our common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Shares of common stock held in registered form (that is, stock held by you in your own name in our stock register records maintained by our transfer agent) and stock held in "street name" (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Registered and Beneficial Shareholders

Upon the reverse stock split, we intend to treat shareholders holding shares of our common stock in "street name" (that is, held through a bank, broker or other nominee) in the same manner as registered shareholders whose shares of our common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in "street name;" however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of our common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

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Effect on Registered “Book-Entry” Shareholders

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of our common stock registered in their accounts.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of our common stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-reverse stock split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the reverse stock split indicating the number of shares of our common stock you hold.

If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the reverse stock split. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment. See "Fractional Shares" above for additional information.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of our common stock you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest. Beginning on the effective time of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Fractional Shares."

We have no plans for the cancellation or purchase of shares of common stock from holders of a nominal number of shares following the reverse split. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

As discussed above, our Board believes the completion of any of the reverse splits will cause the minimum bid price of the common stock to increase. There can be no assurance, however, that the reverse split will result in any change in the price of the common stock or that, if the price of the common stock does increase as a result of the reverse split, the amount or duration of such increase.

Our Board believes that the present level of per share market prices of the common stock impairs the acceptability of the stock by portions of the financial community and the investing public. In practice, the price per share does affect the stock because many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The increased price per share may encourage interest and trading in the common stock and possibly promote greater liquidity for our shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse split. Nonetheless, there is no assurance that these effects will occur or that the per share price level of the common stock immediately after the proposed reverse split will be maintained for any period of time.

In addition, our Board believes that the reverse split may improve the liquidity of the common stock in another manner. Frequently, brokers charge trading commission based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of common stock purchased. Our Board and management believe that the relatively high trading cost of common stock may adversely impact the liquidity of the common stock by making it a less attractive investment to the stock of other companies in our industry. If the reverse split is approved and implemented and the price of the common stock rises correspondingly, the trading cost per "trading dollar" of common stock would decrease.

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While we believe that the reverse split would initially help increase the market price of our common stock, the effect of a reverse split on the market price of our common stock cannot be predicted with any certainty, and the historical results of similar reverse splits for companies in similar circumstances is varied. In addition, the possibility of a future reverse stock split could cause the price of our common stock to fall. Additionally, the reverse stock split will likely result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

We currently are authorized to issue a maximum of 200,000,000 shares of our common stock (in the event Proposal 1 of this proxy statement is approved, the maximum number will be increased to 425,000,000 shares). As of the record date, there were 121,353,733 shares issued and outstanding. In addition, we have approximately 73,312,963 shares reserved for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans. The number of issued and outstanding shares of our common stock will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effective date divided by the reverse split ratio. The number will not be exact due to the treatment of any fractional shares, as described below.

The proposed reverse splits will not affect any shareholder’s proportionate equity interest in Cytomedix or the rights, preferences, privileges or priorities of any shareholder. Likewise, the proposed reverse split will not affect the total shareholders’ equity in Cytomedix or any components of shareholders’ equity as reflected on the financial statements of the Company except to change the number of issued and outstanding shares of capital stock. There would be no increase or decrease in our "stated capital" account or "capital in excess" account. We do not anticipate any other adjustments in our financial statements if and when any of the proposed reverse stock splits is affected.

The following table illustrates the principal effects of several reverse split ratios within the range contemplated in this Proposal 2 on authorized, issued and outstanding shares of our common stock, stock plan awards, etc.:

		Post-Split	Post-Split	Post-Split	Post-Split
Common Stock	Pre-Split	Ratio (1:3)	Ratio (1:5)	Ratio (1:7)	Ratio (1:10)

Authorized (1)	425,000,000	141,666,667	85,000,000	60,714,286	42,500,000
Issued and Outstanding	121,353,733	40,451,244	24,270,746	17,336,247	12,135,373
Options Authorized	28,500,000	9,500,000	5,700,000	4,071,429	2,850,000
Options Issued	20,036,084	6,678,695	4,007,217	2,862,298	2,003,608

(1)	Assumes approval of Proposal 1 (increasing the authorized capital and common stock) included in this proxy statement.

The proposal will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. We do not anticipate that the reverse split will result in any material reduction in the number of holders of common stock. Each shareholder's percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares as described above. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable.

Following the effective date, it is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business would materially change as a result of the reverse split.

Accounting Matters

The reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

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No Appraisal Rights

Under Delaware law, our shareholders would not be entitled to rights of dissent and appraisal with respect to the reverse split.

Prior Reverse Stock Split Authorizations

At our Special Meetings in 2013, the Company’s shareholders approved a proposal that was similar to this Proposal 2. Namely, at the May 31, 2013 Special Meeting, our shareholders, among other things, authorized the Board to effect a reverse stock split of the authorized and outstanding shares of the Company’s common stock, at one of four reverse stock split ratios, 1-for-4, 1-for-5, 1-for-6 or 1-for-7, as may be determined by the Board of Directors in its sole discretion, prior to May 31, 2014, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange. As of the date hereof, the Board has not exercised this authority to effect such a reverse split due to a number of factors, including, without limitation, general market conditions, the Board’s view of the propriety and timing of such an action, and many others. The previously granted authority to the Board to effect such a split will expire on May 31, 2014.

Certain Risks Associated with a Reverse Split of our Securities

Our total market capitalization after a reverse split of our common shares may be lower than before the reverse split.

There are numerous factors and contingencies that could affect our common share price following a reverse split of our common shares, such as our reported results of operations in future periods, and general economic, market and industry conditions. Also, reverse splits are sometimes perceived by investors to imply that an issuer is having financial difficulties and, as a result, reverse splits sometimes cause the trading price of the resulting security to be lower than the pre-split share price or not to increase to or maintain its share price on a post-reverse split adjusted basis.

If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal except to the extent of their ownership of shares of our common stock.

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Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the federal income tax consequences of a Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, foreign, state and local tax consequences are not discussed below. The summary does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Accordingly, notwithstanding anything to the contrary, each shareholder should consult his, her or its tax advisor to determine the particular tax consequences of a Reverse Stock Split to him, her or it, including the application and effect of federal, state, local and/or foreign income tax and other laws. The following summary assumes that shares of common stock are held as "capital assets" within the meaning of the Code.

We believe the reverse stock split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the reverse split.

Generally, a reverse split will not result in the recognition of gain or loss or dividend income to a shareholder for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of old shares of common stock exchanged for such new shares of common stock. The holding period of the new, post-split shares of common stock resulting from implementation of the reverse split will include the shareholder's respective holding period for the pre-split shares of common stock exchanged for the new shares of common stock.

We are required to furnish to the record holders of common stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the common stock. You may be subject to backup withholding with respect to proceeds received from a disposition of the shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect TIN; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Voting Agreements

As discussed in detail in Proposal 1 of this proxy statement, in connection with the Deerfield financing (described above), certain existing stockholders of Cytomedix, representing approximately 30% of the shares of our outstanding securities entitled to vote at this Special Meeting, entered into Voting Agreements pursuant to which they agreed to vote their shares of the Company’s common stock in favor of this Proposal 2 (as well as Proposals 1 and 4) included in this proxy statement.

Vote Required and Board Recommendation

The passage of this Proposal 2 requires the affirmative vote of a majority of our outstanding shares. Our Board recommends a vote FOR this Proposal.

Proposal 3

To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split approved pursuant to Proposal 2 above.

Pursuant to Section 242(c) of the Delaware General Corporation Law the shareholders may authorize the Board to abandon any of the reverse stock split ratios the Board may determine, in its sole discretion, to effect and any filing of any one or more of the amendments to the Certificate of Incorporation approved under Proposal 2 of this proxy statement, and thereby abandon and not implement any such reverse stock splits. As set forth above, in order to further the best interests of our shareholders and to minimize dilution of their equity, our Board requests the flexibility to implement such proposed reverse stock splits. It is possible that the Board may deem it in the best interests of the shareholders not to implement any of such reverse stock splits at all.

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Vote Required and Board Recommendation

The passage of this Proposal 3 requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. Our Board recommends vote FOR this Proposal.

Proposal 4

To approve an amendment to the Cytomedix, Inc. 2013 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 3,000,000 to 18,000,000 shares.

On April 8, 2014, our Board unanimously approved and recommended to the shareholders that they approve and ratify an amendment to our 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan by 15,000,000 shares, i.e. from 3,000,000 to 18,000,000. Following the amendment, the Board authorized issuances of 11,640,500 options to purchase our common stock under the Plan, as described below. As of the date of this proxy statement, we have 6,127,000 shares of common stock available for issuance under the Plan. The amended language of the Plan, as approved by the Board, reads in its entirety as follows:

“4.1	Number of Shares.	The Company shall make Awards available representing up to 18,000,000 shares of common stock.”

The Plan permits incentive awards of options, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to our employees, officers, consultants, independent contractors, advisors, and directors. We believe that the making of awards under the Plan promotes the success and enhances the value of our Company by providing our employees, officers, consultants, independent contractors, advisors and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to us in our ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent. Accordingly, the Board believes it necessary to have sufficient shares reserved and allocated to the Plan to permit the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

The Plan is administered by the Compensation Committee of the Board, subject to the Board’s review and approval. Under the Plan, the Compensation Committee has the authority to:

•	designate participants;
•	determine the type or types of awards to be granted to each participant;
•	determine the number of awards to be granted and the number of shares of stock to which an award will relate;
•	determine the terms and conditions of any award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines
•	accelerate the vesting or lapse of restrictions of any outstanding award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered;
•	prescribe the form of each award agreement, which need not be identical for each participant;
•	decide all other matters that must be determined in connection with an award;
•	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
•	make all other decisions and determinations that may be required under the Plan or as the Compensation Committee deems necessary or advisable to administer the Plan; and
•	Amend any award agreement as provided in the Plan.

The Plan permits incentive awards of options, stock appreciation rights, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to employees, officers, consultants, independent contractors, advisors, and directors of the Company.

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We believe that the making of awards under the Plan promotes the success and enhances the value of our Company by providing our employees, officers, consultants, independent contractors, advisors and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to our Company in its ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Board believes it necessary to have sufficient shares reserved and allocated to the Plan to permit the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

Equity Compensation Plan Information as of December 31, 2013

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	8,520,816	$1.19	2,990,000
Equity compensation plans not approved by security holders(1)	1,661,364	$1.24	n/a
Total	10,182,180	$1.20	2,990,000

(1)	These amounts represent the aggregate of individual compensation arrangements with external service providers.

As of December 31, 2013, 531,802 shares of Common stock have been issued upon exercise of options granted pursuant to the Long Term Incentive Plan.

Following December 31, 2013, the Board made the following grants to our newly appointed officers and employees:

Optionee/Title	Option Amount Granted (1)

Martin P. Rosendale, CEO	2,624,800
Steven A. Shallcross, CFO, Executive VP	1,219,900
Edward Field, COO	1,285,900
Dean Tozer, CCO, Executive VP (2)	1,540,800
Peter Clausen, CSO	1,311,600
Employees (1)	3,680,000

(1)	The subject options vest over four year vesting period, with the vesting period commencing twelve months from the grant date where one quarter will vest and the remainder of subject options vesting in equal monthly increments over the period of thirty six months following such date. The exercise price of the subject options was $0.60 per share, the closing price of the Company’s common stock on the grant date.

(2)	The subject options vest over four year vesting period, with the vesting period commencing twelve months from the grant date where one quarter will vest and the remainder of subject options vesting in equal monthly increments over the period of twenty four months following such date. The exercise price of the subject options was $0.60 per share, the closing price of the Company’s common stock on the grant date.

There are no other stock option awards pending authorization to our CEO, CFO, COO, executive officers (as a group), non-executive directors (as a group) or our non-executive directors. All options under the Plan are granted at the Fair Market Value (closing price) of the Company’s common stock on the date of grant and are exercisable for an equivalent number of shares of the Company’s common stock.

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Total eligible employees under the Plan is approximately 45. Shares issuable under the Plan will either be shares of our authorized but previously unissued common stock, or shares reacquired by the Company, including shares purchased on the open market. All shares granted in the form of options under the Plan will reduce, on a share for share basis, the number of shares available for subsequent grants. Option grants which were forfeited under the terms of the Plan will return to the pool of reserved shares and be available for subsequent grants.

Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors. Other material features of the Plan include: (i) each option granted is exercisable at such time or times up to ten years from date of grant, and for such number of shares as is determined by the Committee and set forth in a duly executed stock option agreement; (ii) provision is made for termination or transfer of options in the event of an optionee’s termination for misconduct, voluntary termination, and other causes described in the Plan; and (iii) option exercise dates may become accelerated upon the occurrence of certain major corporate transactions or a change in control of the Company.

Except as discussed above, we have not yet determined if, how, or when the unused shares of common stock allocated to the Plan will be issued. The Board will issue the unused shares allocated to the Plan as it deems necessary to induce, compensate, and reward our employees, directors, and independent consultants and advisors. The Board will neither seek nor be required to obtain shareholder approval to direct the allocation or grant of benefits from the Plan. If and to the extent our Board determines to effect a reverse stock split of our common stock following approval of Proposal 3 under this proxy statement, under the terms of the Plan, the number of shares under the Plan will be adjusted proportionately, and there will be substituted for each such share of common stock then subject to each award under the Plan the number and class of shares into which each outstanding share of common stock will be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each award, as our Compensation Committee may, in its sole and absolute discretion, approve.

Federal Income Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of current federal income tax laws to certain awards under the Plan.

Incentive Stock Options. A Participant is not taxed for regular federal income tax purposes at the time an Incentive Stock Option is granted, but or exercise, the excess of the fair market value of the shares received over the option exercise price will be taken into account for the alternative minimum tax. The tax consequences upon exercise and later disposition depend upon whether the Participant was an employee of the Company or its subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the Participant holds the shares for more than one year after exercise and two years after the date of grant of the Option. If the Participant satisfies both the employment rule and the holding period rule, for regular tax purposes the Participant will not realize income upon exercise of the Option and the Company will not be allowed an income tax deduction at any time. The difference between the Option price and the amount realized upon disposition of the shares by the Participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an Option by the estate of a Participant, provided that the Participant satisfied the employment rule as of the date of such Participant's death. If the Participant meets the employment rule but fails to observe the holding period rule (a "Disqualifying Disposition"), the Participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the Option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the Participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the Participant is generally limited to the excess of the sales price over the Option price. In the event of a Disqualifying Disposition, the Company will be entitled to a tax deduction in the amount of ordinary income recognized by the Participant.

Nonqualified Stock Options. A Participant who is granted a Nonqualified Stock Option will not realize taxable income at the time the Option is granted. In general, a Participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The Participant's basis in the shares so acquired will be equal to the Option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the Participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Option is exercised. Different consequences may apply for a Participant subject to the alternative minimum tax.

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Withholding. The Company shall have the right to reduce the number of shares of common stock deliverable pursuant to the Plan by an amount which would have a fair market value equal to the amount of all federal, state or local taxes required to be withheld, based on the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to a Participant, pursuant to the Plan or otherwise.

Voting Agreements

As discussed in detail in Proposal 1 of this proxy statement, in connection with the Deerfield financing (described above), certain existing stockholders of Cytomedix, representing approximately 30% of the shares of our outstanding securities entitled to vote at this Special Meeting, entered into Voting Agreements pursuant to which they agreed to vote their shares of the Company’s common stock in favor of this Proposal 4 (as well as Proposals 1 and 2) included in this proxy statement.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. The Board recommends a vote FOR this Proposal 4.

Interest of Certain Persons in Matters to be Acted Upon

Except as described above, management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement for the 2015 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of shareholders in October 2014. A proxy statement and notice of the 2014 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 no later than 120 days prior to the first anniversary of the date of our 2013 Annual Shareholder meeting; provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days from the anniversary date of the 2013 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the next annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. Such proposals must be received by no later than August 16, 2014. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

House holding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for us. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (240) 499-2680, investorrelations@cytomedix.com, or Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attention: Corporate Secretary.

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CYTOMEDIX, INC.

SPECIAL MEETING OF SHAREHOLDERS

June 9, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CYTOMEDIX, INC.

The undersigned shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement and hereby appoints Martin Rosendale, Steven Shallcross or any of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Cytomedix, Inc. on April 16, 2014 at the Special Meeting of Shareholders to be held on June 9, 2014, at the Company’s headquarters at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 at 11 a.m. EDT, and at all postponements or adjournments thereof, with all powers the undersigned would possess if personally present.

1.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 425,000,000 and the number of authorized shares of capital stock from 215,000,000 to 440,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the authorized and outstanding shares of the Company’s common stock, at one of reverse stock split ratios, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, as determined by the Board of Directors in its sole discretion, prior to June 30, 2015, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock splits approved pursuant to Proposal 2 above.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To approve an amendment to the Cytomedix, Inc. 2013 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 3,000,000 to 18,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" proposals 1 through 4. The undersigned hereby acknowledges receipt of the notice of Special Meeting and proxy statement furnished in connection therewith.

DATED:

(Signature)

(Signature if jointly held)

(Printed name(s))

Please sign exactly as your name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

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PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2014 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2014

Electronic copies of this proxy statement and proxy card for the 2014 Special Meeting of Shareholders and are available to you at http://www.proxyvote.com. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.

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Appendix A

FORM OF CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION OF CYTOMEDIX, INC.

The undersigned officer of Cytomedix, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:          The name of the Corporation is Cytomedix, Inc.

SECOND:     Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of incorporation of the Corporation, each [_] shares of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD:         Upon the Effective Time, the first sentence in paragraph FOUR of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

“The authorized capital stock of the Corporation shall consist of 440,000,000 shares of capital stock, of which 425,000,000 shares shall be Common Stock, with a par value of $.0001 per share, and 15,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share.”

FOURTH:     The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

FIFTH:          The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [_] day of [_], 2014.

Cytomedix, Inc.

By:

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